UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 3, 2007

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)
(414) 224-2616
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of the 2007 Omnibus Incentive Plan

        At the 2007 Annual Meeting of Stockholders held on May 3, 2007, the stockholders of Journal Communications, Inc. (the “Company”) approved the 2007 Omnibus Incentive Plan (the “2007 Plan).  Employees, officers and directors selected by the Compensation Committee of the Company’s Board of Directors are eligible to participate in the 2007 Plan, including our principal executive officer, principal financial officer and our other named executive officers. A total of 4,800,000 shares of the Company’s Class A or Class B common stock are reserved and available for issuance pursuant to awards granted under the 2007 Plan.  With the adoption of the 2007 Plan, the Company will not grant any additional awards under its 2003 Equity Incentive Plan. A description of the material terms of the 2007 Plan is included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-31805) as filed with the Securities and Exchange Commission on March 21, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

99.1	Journal Communications, Inc. 2007 Omnibus Incentive Plan (incorporated herein by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31805 filed with the Securities and Exchange Commission on March 21, 2007).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: May 3, 2007	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel
and Chief Compliance Officer